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                                                                EXHIBIT 3.2



                           CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 OMNICARE, INC.


          OMNICARE, INC. ("Omnicare"), a corporation organized on January 15, 1981 and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of Omnicare duly adopted resolutions setting forth the following proposed amendment to the Restated Certificate of Incorporation of Omnicare, declaring the proposed amendment to be advisable and directing the the proposed amendment be considered at the next Annual Meeting of Stockholders of Omnicare. The resolution setting forth the proposed amendment is as follows:

                RESOLVED, that the first sentence of Article 4 of the Restated Certificate of Incorporation of Omnicare, Inc. be, and it is hereby, amended to read as follows:

                     4.  The total number of shares of
                stock which the Corporation shall have
                authority to issue is Two Hundred One
                Million (201,000,000), of which Two
                Hundred Million (200,000,000) shares of
                the par value of One Dollar ($1.00) each, amounting in the aggregate to Two Hundred
                Million Dollars ($200,000,000), shall be common stock and of which One Million
                (1,000,000) shares, without par value,
                shall be preferred stock.

          SECOND: That at the Annual Meeting of the Stockholders of Omnicare held on May 18, 1998, the holders of a majority of the outstanding shares of Common Stock of Omnicare did approve and adopt the proposed amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Omnicare, Inc. has caused this certificate to be signed by Joel F. Gemunder, its President, and Cheryl D. Hodges, its Secretary, this 18th date of May, 1998.


                                       BY: /s/ Joel F. Gemunder
                                          ----------------------
                                              President

                                   ATTEST: /s/ Cheryl D. Hodges
                                          ----------------------
                                              Secretary